Exhibit 99.1

Greenland Acquisition Corporation Announces Private Placement Transaction

Beijing, China, September 11, 2019 – Greenland Acquisition Corporation (“Greenland”) (NASDAQ: GLAC), a blank check company formed for the purpose of acquiring one or more businesses or entities, announced today that it has entered into subscription agreements with certain investors, pursuant to which Greenland has agreed to issue and sell an aggregate of $6,000,000 of its ordinary shares at $10.25 per share in a private placement to investors (“Private Placement”). The closing of the Private Placement is conditioned on the closing of Greenland’s business combination with Zhongchai Holding (Hong Kong) Limited occurring concurrently with or immediately following the closing of the Private Placement. The investors in the Private Placement will have the right to purchase backstop shares in open market purchases or in privately negotiated transactions with third parties, subject to certain conditions, in lieu of purchasing shares in the Private Placement.

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About Greenland

Greenland Acquisition Corporation is a blank check company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

Forward-Looking Statements

As previously disclosed in a Current Report on Form 8-K filed on July 12, 2019, Greenland entered into a share exchange agreement (the “Share Exchange Agreement”) with Zhongchai Holding (Hong Kong) Limited, a company incorporated under the laws of Hong Kong (“Zhongchai Holding”), Greenland Asset Management Corporation, a British Virgin Islands company with limited liability, in the capacity thereunder as the purchaser representative, and Cenntro Holding Limited, the sole member of Zhongchai Holding, pursuant to which, among other things and subject to the terms and conditions contained therein, Greenland has agreed to acquire all of the outstanding capital stock of Zhongchai Holding through a share exchange, with Zhongchai Holding becoming a direct wholly owned subsidiary of Greenland (the “Business Combination”).

        Shareholders of Greenland and other interested persons are advised to read Greenland’s preliminary proxy statement and, when available, definitive proxy statement to be filed with U.S. Securities and Exchange Commission (“SEC”), in connection with Greenland’s solicitation of proxies for a special meeting in lieu of an annual meeting because these documents will contain important information. Such persons can also read such proxy statement and Greenland’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018 for a description of the security holdings of the Greenland officers and directors and their respective interests as shareholders in the consummation of Business Combination. Greenland’s definitive proxy statement will be delivered to shareholders of Greenland as of a record date established for voting on the business transaction. Shareholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Greenland Acquisition Corporation, Suite 906, Tower W1, Oriental Plaza, No. 1 East Chang’an Street, Dongcheng District, Beijing, People’s Republic of China 100006. These documents, once available, as well as Greenland’s Annual Report on Form 10-K for the year ended November 30, 2018 and subsequent quarterly and current reports, can also be obtained, without charge, at the SEC’s website (http://www.sec.gov).

This press release contains statements that may constitute “forward-looking statements,” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Greenland, including those set forth in the Risk Factors section of Greenland’s Annual Report on Form 10-K filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Greenland’s expectations with respect to future performance, anticipated financial impacts of the business transaction; approval of the business transaction by shareholders; the satisfaction of the closing conditions to the business transaction; and the timing of the completion of the business transaction. Greenland undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include: business conditions; natural disasters; changing interpretations of U.S. Generally Accepted Accounting Principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the business of Greenland and Zhongchai Holding, including but not limited the reaction of Zhongchai Holding customers to the Business Combination, difficulties in maintaining and managing continued growth, restrictions on the ability to make dividend payments, and general economic conditions; geopolitical events and regulatory changes; and the failure to maintain the listing of Greenland’s securities on the Nasdaq Stock Market. Other factors include the possibility that the Business Combination does not close or the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Exchange Agreement, including due to the failure to receive required shareholder approvals, or the failure of other closing conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in Greenland’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Greenland and Zhongchai Holding, the business transaction or other matters and attributable to Greenland, Zhongchai Holding, and Zhongchai Holding’s shareholder or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Greenland, nor Zhongchai Holding or Zhongchai Holding’s shareholder undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:

Greenland Acquisition Corporation

Yanming Liu

+ (86) 010-53607082

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